                                                                   EXHIBIT 10.30

                                PROMISSORY NOTE

January 2, 2001

$2,057,631.72

                                                           Sunnyvale, California

     FOR VALUE RECEIVED, ANTHONY J. BETTENCOURT ("BORROWER"), an employee of VERITY, INC. ("COMPANY"), hereby unconditionally promises to pay to the order of Company, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million, Fifty-seven Thousand, Six Hundred and Thirty-one Dollars and Seventy-two Cents ($2,057,631.72) (the "LOAN") together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

     It is the intent of the parties that the purpose of this Note is not for consumer, family or household purposes.

     1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable on May 31, 2001 (the "Maturity Date").

     2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of five and ninety-four one-hundredths percent (5.94%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, and shall be compounded monthly. Interest shall be due and payable not later than the Maturity Date and shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

     3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Company unless another place of payment shall be specified in writing by Company.

     4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, if any, and thereafter to the outstanding principal balance hereof.

     5. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

          (a) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this note on the date the same becomes due and payable;

          (b) Borrower files a petition or action for relief under any bankruptcy, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing;

          (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower;

          (d) Borrower's employment by or association with Company is terminated for any reason or no reason, including, without limitation, death of Borrower.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Company, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Company pursuant to applicable law. Company shall have all rights and may exercise any remedies available to it under law, successively or concurrently. Borrower expressly acknowledges and agrees that Company shall have the right to offset any obligations of Borrower hereunder against salaries, bonuses or other amounts that may be payable to Borrower by Company.

       6. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

       The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

       7. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

       8. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. Borrower shall not, without prior written consent of holder, assign any of its rights or obligations hereunder.

BORROWER:                                         /s/ ANTHONY J. BETTENCOURT
                                                  ------------------------------
                                                  Anthony J. Bettencourt



                                       2